Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of GoDaddy Inc. for the fiscal quarter ended March 31, 2026, as filed with the Securities and Exchange Commission (the “Report”), Aman Bhutani, GoDaddy Inc.'s Chief Executive Officer, and Mark McCaffrey, GoDaddy Inc.'s Chief Financial Officer, each certifies that, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge:
1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GoDaddy Inc.
Date: April 30, 2026

By:	/s/ Aman Bhutani
Aman Bhutani
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Mark McCaffrey
Mark McCaffrey
Chief Financial Officer
(Principal Financial Officer)